Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”), dated as of August 22, 2024, is made by and among Plum Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), Plum III Merger Corp., a corporation formed under the Laws of the Province of British Columbia (“Pubco”), Tactical Resources Corp., a corporation formed under the laws of the Province of British Columbia (the “Company”), Mercury Capital, LLC, a Delaware limited liability company (“Sponsor”), Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company (“Former Sponsor”), and the undersigned shareholders of SPAC (together with Sponsor and Former Sponsor, the “Sponsor Parties”). SPAC, Pubco, the Company and each of the Sponsor Parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC, Pubco, the Company and Plum III Amalco Corp., a corporation formed under the Laws of the Province of British Columbia and a direct, wholly owned Subsidiary of SPAC, are, concurrently herewith, entering into a Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), which provides for, among other things, a business combination among SPAC, Pubco and the Company;

WHEREAS, as of the date of this Agreement, each of the Sponsor Parties is the record and beneficial owner of the number and type of issued and outstanding shares of SPAC set forth opposite such Sponsor Party’s name on Schedule A hereto (the “Shares”); and

WHEREAS, in order to induce SPAC, Pubco and the Company to enter into the Business Combination Agreement and the Key Company Securityholders to enter into the Company Securityholder Support Agreement, the Sponsor Parties desire to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Agreement to Vote and Related Matters. Each of the Sponsor Parties hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the SPAC Shareholders, including the SPAC Shareholders Meeting, or at any adjournment thereof, all of such Sponsor Party’s Shares (together with any other shares of SPAC that such Sponsor Party acquires record or beneficial ownership of or the power to vote after the date hereof, collectively, the “Subject SPAC Shares”) (i) in favor of the SPAC Shareholder Proposals and (ii) against any other matter, action, agreement, transaction or proposal that would reasonably be expected to (A) result in a breach of any of SPAC’s representations, warranties, covenants, agreements or obligations under the Business Combination Agreement, (B) result in any of the conditions to the Closing set forth in Section 9.01 or Section 9.03 of the Business Combination Agreement not being satisfied, or (C) materially impede, interfere with, delay or adversely affect the consummation of the Transactions, (b) if a meeting of the SPAC Shareholders is held in respect of the matters set forth in clause (a), to appear at such meeting, in person or by proxy, or otherwise cause all of his, her or its Subject SPAC Shares to be counted as present thereat for purposes of establishing a quorum, and (c) not to redeem, elect to redeem or tender or submit any of his, her or its Subject SPAC Shares to effect any SPAC Share Redemption in connection with the SPAC Shareholders’ Approval or the Transactions. Prior to any valid termination of the Business Combination Agreement, each of the Sponsor Parties shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Law to cause the Transactions to be consummated on the terms and subject to the conditions set forth in the Business Combination Agreement. Each of the Sponsor Parties acknowledges receipt and review of a copy of the Business Combination Agreement.

2. Waiver of Anti-Dilution Protections. Each of the Sponsor Parties hereby irrevocably (a) waives, subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by applicable Law and the SPAC Governing Documents, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections to which such Sponsor Party may be entitled in connection with the Transactions.

3. Transfer of Shares. Each of the Sponsor Parties hereby agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), place a Lien on, grant an option to purchase, distribute, dispose of or otherwise encumber any of his, her or its Subject SPAC Shares or otherwise enter into any Contract to do any of the foregoing (each, a “Transfer”), (b) deposit any of his, her or its Subject SPAC Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject SPAC Shares that conflicts with any of the covenants or agreements set forth in this Agreement or (c) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to an Affiliate of such Sponsor Party, (ii) pursuant to Section 4(a) or Section 4(b) or (iii) to another Sponsor Party that is a Party and bound by the terms and obligations hereof; provided, that any transferee of any Transfer of the type set forth in clause (i) or clause (ii) must enter into a joinder agreement agreeing to become a party to this Agreement as a condition precedent to such Transfer.

4. Sponsor Incentive Units.

(a) During the Interim Period, Sponsor shall use its commercially reasonable efforts to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable to consummate the PIPE Investment, including entering into agreements with one or more unaffiliated Persons pursuant to which Sponsor shall agree to transfer Sponsor Incentive Units to such Persons in connection with the concurrent execution by such Persons of PIPE Subscription Agreements.

(b) During the Interim Period, Sponsor shall use its commercially reasonable efforts to enter into agreements with unaffiliated SPAC Public Shareholders pursuant to which Sponsor shall agree to transfer Sponsor Incentive Units to such SPAC Public Shareholders in connection with (i) the concurrent execution by such SPAC Public Shareholders of agreements not to elect to effect a SPAC Share Redemption, or (ii) in the event such SPAC Public Shareholders have already elected to effect a SPAC Share Redemption, to incentivize such SPAC Public Shareholders to unwind or facilitate the unwinding of their respective elections to effect a SPAC Share Redemption.

(c) During the Interim Period, Sponsor shall use its commercially reasonable efforts to enter into agreements with one or more unaffiliated Persons pursuant to which Sponsor shall agree to transfer Sponsor Incentive Units to such Persons in connection with the concurrent execution of definitive written agreements pursuant to which such Persons shall agree to provide financing to Pubco at the Closing (other than as contemplated by Section 4(a) or Section 4(b); provided, that the execution of any such agreements shall require the prior written consent of the Company.

(d) Sponsor hereby agrees that, at the Closing, it shall irrevocably forfeit to Pubco for cancellation for no consideration any Sponsor Incentive Units (or any securities into which the Sponsor Incentive Units have been converted or exchanged) which have not been transferred to PIPE Investors pursuant to Section 4(a), SPAC Public Shareholders pursuant to Section 4(b) or any other investors pursuant to Section 4(c).

(e) For purposes of this Agreement, “Sponsor Incentive Units” means 2,030,860 SPAC Class B Units held by Sponsor as of the date of this Agreement (and any securities into which such shares may be converted, exchanged or subdivided).

5. Other Covenants and Agreements.

(a) Each of the Sponsor Parties hereby agrees to be bound by and subject to the terms of (i) Section 8.07(b) (Access to Information; Confidentiality; Inspection) and Section 11.12 (Publicity) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement and (ii) Section 8.06 (Acquisition Proposals) of the Business Combination Agreement to the same extent as such provisions apply to SPAC, in each case, mutatis mutandis and as if such Sponsor Party was a party thereto. Notwithstanding anything in this Agreement to the contrary, (A) no Sponsor Party shall be responsible for the actions of SPAC, the SPAC Board (or any committee thereof), any Affiliate of SPAC or any Representatives of any of the foregoing (the “SPAC Related Parties”), including with respect to any of the matters contemplated by this Section 5(a), (B) no Sponsor Party is making any representations or warranties with respect to the actions of any of the SPAC Related Parties and (C) any breach by SPAC of its obligations under the Business Combination Agreement shall not be considered a breach of this Section 5(a) (it being understood, for the avoidance of doubt, that each Sponsor Party shall remain responsible for any breach by such Sponsor Party of this Section 5(a)).

(b) Each of the Sponsor Parties acknowledges and agrees that SPAC, Pubco and the Company are entering into the Business Combination Agreement and the Key Company Shareholders are entering into the Company Shareholder Support Agreement in reliance upon the Sponsor Parties entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, and but for the Sponsor Parties entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SPAC, Pubco and the Company would not have entered into the Business Combination Agreement or agreed to consummate the Transactions and the Key Company Shareholders would not have entered into the Company Shareholder Support Agreement or agreed to consummate the transactions contemplated thereby.

6. Sponsor Party Representations and Warranties. Each of the Sponsor Parties, severally and not jointly, represents and warrants to SPAC, Pubco and the Company as follows:

(a) If such Sponsor Party is a natural person, he or she is legally competent to execute and deliver this Agreement. If such Sponsor Party is not a natural person, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s power and have been duly authorized by all necessary actions on the part of such Sponsor Party.

(c) The execution and delivery of this Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) conflict with or violate any Law applicable to such Sponsor Party, (ii) result in the creation of any Lien on any of such Sponsor Party’s Subject SPAC Shares (other than under this Agreement, the Business Combination Agreement or the Ancillary Agreements), (iii) if applicable, conflict with or result in a breach or violation of, or constitute a default under, such Sponsor Party’s Governing Documents or (iv) require any consent, authorization or approval of, declaration, filing or registration with, or notice to, any Person, in each case that has not been given or made as of the date hereof.

(d) There are no Actions pending against such Sponsor Party or, to the knowledge of such Sponsor Party, threatened against such Sponsor Party which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of his, her or its obligations under this Agreement.

(e) This Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of such Sponsor Party enforceable against him, her or it in accordance with the terms hereof, except as enforceability may be limited by the Enforceability Exceptions.

(f) Such Sponsor Party has not entered into, and shall not enter into, any Contract that would restrict, limit or interfere with the performance of his, her or its obligations hereunder.

(g) Such Sponsor Party is the exclusive record and beneficial owner of, and has good and valid title to, all of the Shares set forth opposite such Sponsor Party’s name on Schedule A hereto, and there exist no Liens, pledges, proxies, security interests, options, rights of first refusal, adverse claims of ownership or any other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Shares), other than pursuant to (i) this Agreement, (ii) the SPAC Governing Documents, (iii) the Business Combination Agreement or the Ancillary Agreements and (iv) any applicable securities Laws, and as of the date of this Agreement, such Sponsor Party has the sole power (as currently in effect) to vote, and the right, power and authority to sell, transfer and deliver, such Shares, and such Sponsor Party does not own, directly or indirectly, any other SPAC Shares.

(h) Such Sponsor Party has adequate information concerning the business and financial condition of each of SPAC, Pubco and the Company to make an informed decision regarding this Agreement and the other Transactions and has independently conducted his, her or its own analysis and made his, her or its own decision to enter into this Agreement. Such Sponsor Party acknowledges that SPAC, Pubco and the Company have not made and do not make any representation or warranty to such Sponsor Party, whether express or implied, of any kind or character.

7. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, upon the earliest of (a) the Company Amalgamation Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of all of the Parties. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 7(b) shall not affect any liability on the part of any Party for (A) any willful and material breach of this Agreement prior to such termination or (B) any Fraud Claim, (ii) Sections 2 and 14 shall each survive any termination of this Agreement pursuant to Section 7(a) and (iii) Sections 7 through 18 shall survive any termination of this Agreement. For purposes of this Section 7, “Fraud Claim” means a claim against a Person for fraud, as defined under the Laws of the State of Delaware (excluding any theories of equitable or constructive fraud or negligent misrepresentation), of such Person with respect to the making of the representations and warranties of such Person set forth in this Agreement when made; provided, that no Person shall be liable for or as a result of any other Person’s fraud.

8. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Agreement by any party thereto against any other party thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, independent contractor, general or limited partner, member, manager, agent or Affiliate of any Party or any of their respective successors or assigns (other than the Sponsor Parties, on the terms and subject to the conditions set forth herein), or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, independent contractor, general or limited partner, member, manager, agent or Affiliate of any of the foregoing or any of their respective successors or assigns (each, a “Non-Recourse Party”), and (b) none of the Non-Recourse Parties shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transaction contemplated hereby. Without limiting the rights of any Party against the other Parties, in no event shall any Party, and each Party shall cause its Affiliates to not, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or in connection therewith seek to recover monetary damages from, any Non-Recourse Party.

9. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person with written confirmation of receipt, (b) on the third Business Day after posting in the U.S. mail having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, return receipt requested, postage prepaid, or (d) when e-mailed (with no “bounceback” or other notice of non-delivery and provided that, unless affirmatively confirmed by the recipient as received, notice is also sent to such Party under another method permitted in this Section 9 within two Business Days thereafter) during normal business hours at the location of the recipient, and otherwise on the following Business Day, addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9):

If to SPAC or, prior to the Closing, Pubco:

Plum Acquisition Corp. III

2021 Fillmore St. #2089

San Francisco, CA 94115

Attention: Steven Handwerker

Email: [omitted]

With a required copy (which shall not constitute notice) to:

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

Attention: Richard Aftanas; John Duke

Email: richard.aftanas@hoganlovells.com; john.duke@hoganlovells.com

and

Aird & Berlis LLP

Brookfield Place

181 Bay Street, Suite 1800

Toronto, Canada M5J 2T9

Attention: Francesco Gucciardo

Email: fgucciardo@airdberlis.com

If to the Company or, from and after the Closing, to Pubco:

Tactical Resources Corp.

1500 – 1055 West Georgia Street

Vancouver, BC V6E 4N7

Canada

Attention: Kuljit Basi

Email: [omitted]

With a required copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

2601 Olive Street, 17th Floor

Dallas, Texas 75201

United States of America

Attention: Alain Dermarkar; Romain Dambre

Email: alain.dermarkar@aoshearman.com; romain.dambre@aoshearman.com

and

McMillan LLP

Suite 1500 – 1055 West Georgia Street

Vancouver, British Columbia, V6E 4N7

Canada

Attention: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

If to a Sponsor Party, to the address or email address set forth for such Sponsor Party on his, her or its signature page hereto.

10. Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede any other Contracts, whether written or oral, that may have been made or entered into by or among any of the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

11. Amendments. This Agreement may be amended or modified at any time, in whole or in part, only by a duly authorized agreement in writing executed by the Parties.

12. Waivers. The Parties may waive compliance by any Party with any of the agreements or conditions contained in this Agreement, but, in each case, such waiver shall be valid only if set forth in an instrument in writing signed by the Parties granting such waiver, and any such waiver shall be valid only with respect to the waiving Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties, and any such purported assignment without such prior written consent shall be void. No assignment shall relive the assigning Party of any of his, her or its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no permitted assignment shall relieve the assigning Party of any of his, her or its obligations hereunder.

14. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, each Party shall be responsible for and pay his, her or its own expenses incurred in connection with the negotiation and execution of this Agreement, the performance of his, her or its obligations hereunder and the consummation of the transactions contemplated hereby, including all fees and expenses of his, her or its legal counsel, financial advisors, investment bankers, accountants and other advisors.

15. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) none of the Sponsor Parties makes any agreement or understanding herein in any capacity other than in such Sponsor Party’s capacity as a record holder and beneficial owner of the Subject SPAC Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by SPAC or any representative of such Sponsor Party in his, her or its capacity as a member of the SPAC Board (or any committee thereof) or the board of directors (or any equivalent governing body) of any of its Affiliates or as an officer, employee, independent contractor or fiduciary of SPAC or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee, independent contractor or fiduciary of SPAC or such Affiliate.

16. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy, or the abandonment or discontinuance of steps to enforce any one remedy, will not preclude such Party’s exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that a Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

17. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

18. Incorporation by Reference. Sections 1.03 (Construction), 11.07 (Governing Law), 11.08 (Headings; Counterparts), 11.13 (Severability) and 11.14 (Jurisdiction; WAIVER OF JURY TRIAL) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Sponsor Support Agreement as of the date first above written.

SPAC:

Plum acquisition corp. III

By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	President and Chief Executive Officer

PUBCO:

PLUM III MERGER CORP.

By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Sponsor Support Agreement as of the date first above written.

COMPANY:

Tactical Resources corp.

By:	/s/ Ranjeet Sundher
	Name:	Ranjeet Sundher
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Sponsor Support Agreement as of the date first above written.

SPONSOR PARTIES:

MERCURY CAPITAL, LLC

By:	/s/ Kanishka Roy
	Name:	Kanishka Roy
	Title:	Managing Member
	Address:	[omitted]

ALPHA PARTNERS TECHNOLOGY MERGER SPONSOR LLC

By:	/s/ Steve Brotman
	Name:	Steve Brotman
	Title:	Manager
	Address:	[omitted]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Sponsor Support Agreement as of the date first above written.

SPONSOR PARTIES:

/s/ Kanishka Roy
Name:	Kanishka Roy
Address:	[omitted]